                                                                   EXHIBIT 10.26
                                                                   -------------

                             MULTI-COLOR CORPORATION

                   DEFERRED COMPENSATION RABBI TRUST AGREEMENT
                   -------------------------------------------

     This Agreement made this __ day of ____________, 1996, by and between MULTI-COLOR CORPORATION (Company) and PNC BANK, OHIO, N.A.
(Trustee):

         WHEREAS, Company has adopted the Deferred Compensation Agreement entered between Multi-Color Corporation and John C. Court (the "Plan") as listed in Appendix A attached;

         WHEREAS, Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan;

         WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

         WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1.  ESTABLISHMENT OF TRUST.
            -----------------------

         (a) Company hereby deposits with Trustee in trust no less than 80,000 shares of Multi-Color Corporation Common Stock, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

         (b) The Trust hereby established is revocable by Company; it shall become irrevocable upon a Change of Control, as defined herein.


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                                       -2-


         (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

         (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in
Section 3(a) herein.

         (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

         (f) Upon a Change of Control, Company shall, as soon as possible, but in no event longer than 30 days following the Change of Control, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change of Control occurred.

         (g) Within 30 days following the end of the Plan year, ending after the Trust has become irrevocable pursuant to Section 1(b) hereof, Company shall be required to irrevocably deposit additional cash or other property to the Trust in an amount sufficient to pay each Plan participant or beneficiary the benefits payable pursuant to the terms of the Plan as of the close of the Plan year.

Section 2.  PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.
            ------------------------------------------------------

         (a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid


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                                       -3-

(as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. With respect to Plan benefits attributable to Plan participants and their benefits, the Company shall be solely responsible for determining the amounts of income that are taxable and reportable, determining the nature and amounts of taxes to be withheld and for withholding, remitting and reporting all such income and taxes to the applicable government entities. The Trustee shall have no duties with respect thereto.

         (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

         (c) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient to make payment of benefits.

Section 3.  TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST
            --------------------------------------------------
BENEFICIARY WHEN COMPANY IS INSOLVENT.
- --------------------------------------

         (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

                  (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of


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                                       -4-

Company alleges in writing to Trustee that Company has been Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

                  (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

                  (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

                  (4) Trustee shall resume payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

         (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4.  PAYMENTS TO COMPANY.
            --------------------

         Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.



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                                       -5-

Section 5.  INVESTMENT AUTHORITY
            --------------------

         (a) Trustee shall, at the direction of the Company, invest in securities (including stock or rights to acquire stock) or obligations issued by Company. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants, except that the voting rights with respect to Trust assets will be exercised by Company and, except that dividend rights with respect to Trust assets will rest with Company. The Trustee shall not be responsible for the management and control of any assets that are subject to the investment direction of the Company except to serve as custodian thereof.

         Company shall have the right, at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any assets held by the Trust.

Section 6.  DISPOSITION OF INCOME.
            ----------------------

         (a) During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested. Notwithstanding the foregoing, any earnings on the float associated with payment of benefits to Plan participants shall be retained by the Trustee as part of its compensation for handing benefit payment transactions.

Section 7.  ACCOUNTING BY TRUSTEE.
            ----------------------

         Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and shown all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. Upon the expiration of 90 days from the date of filing such account or upon the earlier specific approval thereof by the Company, the Trustee shall be forever released and discharged from all liability and


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                                       -6-

accountability to the Company with respect to the acts or transactions shown in such account, except with respect to any such acts or transactions as to which the Company shall, within such 90 day period, file written objections with the Trustee. Nothing herein contained, however, shall be deemed to preclude the Trustee of its right to have its account settled by a court of competent jurisdiction.

Section 8.  RESPONSIBILITY OF TRUSTEE.
            --------------------------

         (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company, and provided further, that the Trustee shall incur no liability to any person for any action or failure to act taken pursuant to a determination of the existence or non-existence of an event of Insolvency pursuant to Section 3 hereunder. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         (b) If Trustee undertakes, defends or settles any litigation or claims arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

         (c) Trustee may consult with legal counsel (who may also be counsel for Company or the Trustee generally) with respect to any of its duties or obligations hereunder, at the Company's expense and shall have no liability for any act, or failure to act in reliance upon advice of such counsel.

         (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

         (e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is


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                                       -7-

held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

         (f) However, notwithstanding the provisions of Section 8(e) above, and to the extent permitted by applicable law, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

         (g) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

Section 9.  COMPENSATION AND EXPENSES OF TRUSTEE.
            -------------------------------------

         Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

Section 10.  RESIGNATION AND REMOVAL OF TRUSTEE.
             -----------------------------------

         (a) Trustee may resign at any time by written notice to Company, which shall be effective 60 days after receipt of such notice unless Company and Trustee agree otherwise.

         (b) Trustee may be removed by Company on 60 days notice or upon shorter notice accepted by Trustee.

         (c) Upon a Change of Control, as defined herein, Trustee may not be removed by Company for 2 years.

         (d) If Trustee resigns within 2 years after a Change of Control, as defined herein, Company shall apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions.

         (e) If Trustee resigns within 2 years of a Change of Control, as defined herein, Trustee shall select a successor Trustee in accordance with the provisions of Section 11(b) hereof prior to the effective date of Trustee's resignation or removal.

         (f) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

         (g) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 10 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 11.  APPOINTMENT OF SUCCESSOR.
             -------------------------

         (a) If Trustee resigns [or is removed] in accordance with Section 10(a) or (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

         (b) If Trustee resigns pursuant to the provisions of Section 10(e) hereof and selects a successor Trustee, Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

         (c) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to
Section 7 and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

Section 12.  AMENDMENT AND TERMINATION.
             --------------------------

         (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan(s) or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

         (b) The Trust shall terminate upon the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan, unless sooner revoked in accordance with Section 1(b) hereof. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Plan participants and their beneficiaries.

         (c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to the Plan participants and their beneficiaries.

         (d) This Trust Agreement may not be amended by Company for 2 years following a Change of Control, as defined herein.

Section 13.  MISCELLANEOUS.
             --------------

         (a) Any provisions of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (c) This Trust Agreement shall be governed by and construed in accordance with the laws of Ohio to the extent not preempted by federal law.

         (d) For purposes of this Trust, Change of Control shall mean: "the purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were stockholders of Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of Company or of the sale of all or substantially all of Company's assets."

         (e) Any notice, report, demand or waiver required or permitted hereunder shall be in writing and shall be given personally or by prepaid registered or certified mail, return receipt requested, addressed as follows:

         If to the Company:       Multi-Color Corporation
                                  4575 Eastern Avenue
                                  Cincinnati, Ohio  45226
                                  Attention:  John C. Court


         If to the Trustee:       PNC Bank, Ohio, National Association
                                  PNC Center
                                  201 E. Fifth Street
                                  Cincinnati, Ohio  45201

                                  Attention:  Manager, Retirement and
                                      Investment Services

         (f) The Trustee shall be indemnified and saved harmless by the Company from and against any and all liability to which the Trustee may be subjected in carrying out its duties under this Agreement (including any liability incurred as a result of compliance with instructions of the Company, its agents or employees), including all expenses reasonably incurred in its defense, except to the extent it is judicially determined that any loss or damage is directly attributable to the Trustee's (i) failure to exercise the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and like aims, (ii) gross negligence or willful misconduct or (iii) violation of applicable law. The indemnification provided to the Trustee shall also apply to any liability arising from the actions or nonactions of any predecessor trustee or fiduciary or other fiduciaries of the Plan.

         (g) This Agreement represents the entire agreement of the parties with respect to the subject matter herein, and all prior agreements and understandings, written or oral, between the parties are replaced and superseded by this Agreement, and are no longer of any force and effect.

Section 14.  EFFECTIVE DATE.
             ---------------

         The effective date of this Trust Agreement shall be _____________ __, 1996.


MULTI-COLOR CORPORATION                 PNC BANK, OHIO, N.A.



BY:_______________________              BY:__________________________

                                   APPENDIX A
                                   ----------


                         DEFERRED COMPENSATION AGREEMENT
                         -------------------------------


         THIS DEFERRED COMPENSATION AGREEMENT is made effective by and between MULTI-COLOR CORPORATION, an Ohio Corporation, with its principal place of business located at 4575 Eastern Avenue, Cincinnati, Ohio 45226 (the "Corporation") and John C. Court (the "Employee").

         WHEREAS, the Employee is employed by the Corporation;

         WHEREAS, the Corporation desires to benefit from the Employee's knowledge and experience to the exercised on behalf of the Corporation, and is willing to offer to the Employee an incentive, in the form of a deferred bonus, as provided in this Deferred Compensation Agreement (the "Agreement").

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

         1. DEFERRAL OF BONUS. The Corporation hereby awards Employee a deferred bonus in the amount of 15% of the Employee's compensation to be paid to the Employee pursuant to this Agreement (the "Deferred Amount").

         2. INVESTMENT OF THE DEFERRED ACCOUNT. The Deferred Amount shall be credited to a bookkeeping account (the "Deferred Account") but shall not be segregated from the other assets owned by the Corporation or separately invested by the Corporation. All amounts allocated to the Deferred Account by the Corporation shall remain subject to the claims of its general creditors, including the Employee. The Deferred Account shall be credited with interest computed at the rate set annually by the Board of Directors compounded quarterly. All additions to the Deferred Account shall be appropriately reflected on the books and records of the Corporation, and identified as an addition to the total sum owing to the Employee.

         3. PAYMENT OF DEFERRED COMPENSATION TO THE EMPLOYEE. Sixty (60) days following the Employee's death or disability, or sixty (60) days following the retirement of the Employee (as defined in the Corporation's Profit Sharing Retirement Plan dated January 1, 1984, as amended), or six (6) months after the employee's termination of employment whichever first occurs, the Deferred Account, including all earnings and accretions thereto, shall be paid to the Employee in Full.

         4. DESIGNATION OF BENEFICIARY. The Employee shall have the right to designate a beneficiary hereunder and to change any beneficiary previously designated by him. Such designation shall be made by delivering to the officer of the Corporation then administering this Agreement, a writing setting forth the name and address of the person so designated together with a statement by the Employee of his intention that the person so designated be the beneficiary hereunder.

         5. PAYMENT OF DEFERRED COMPENSATION. In the event that the Employee's employment shall be terminated by reason of his death, and if the Employee shall be survived by a beneficiary duly designated by the Employee in accordance with Paragraph 4, above, then the amount otherwise payable to the employee shall be paid to such beneficiary, which beneficiary shall have all of the rights conferred upon him pursuant to Paragraph 3 above. If, for any reason, the beneficiary is not properly designated in accordance with Paragraph 4 above, then any portion owing hereunder but as yet unpaid shall be paid over in one lump sum ot the Executor (or other legal representative) of the Employees's estate. The payment by the Corporation to any other person properly designated as the

Employee's beneficiary in accordance with Paragraph 4, or to the Executor (or other legal representative of the Employee's estate) shall serve as a full discharge and acquittance of the Corporation's obligation hereunder.

         6. ACCELERATION. Notwithstanding the provisions of Paragraphs 3 and 5 above, the Corporation shall have the power to pay, at any time, all or any part of the Deferred Account to the employee or, in the event of his prior death, to his duly designated beneficiary. Said power of acceleration shall be exercised only in cases of need, as determined in the sole discretion of the Corporation, and the determination of the Corporation shall be conclusive and binding on the Employee and his beneficiary.

         7. INTERPRETATION. This Agreement shall not be interpreted either as an employment agreement or as a trust agreement. To that end, the Employee shall serve as an employee of the Corporation or as an employee of any subsidiary of the Corporation only at the will of the Corporation.

         8. DEFERRED ACCOUNT STATEMENTS. The Employee (or his beneficiary) shall be provided a statement, not less frequently than annually, in reasonable detail, setting forth all additions to and distributions from the Deferred Account. This statement shall be provided within 90 days after the close of the Corporation's fiscal year.

         9. ASSIGNMENT. This Agreement may not be assigned by the Employee.

         10. AGREEMENT BINDING. This Agreement shall insure to the benefit of, and be binding upon, the parties hereto and their respective next of kin, legatees, administrators, executors, legal representatives and successors.

         11. ENTIRE AGREEMENT. This writing constitutes the entire understanding between the parties with respect to the matters herein described. Said understanding may be modified, altered or amended only by a writing signed by both parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate
as of the    day of        , 1996.

                                       MULTI-COLOR CORPORATION



                                       BY:
                                          -------------------------------


                                       Employee
                                               --------------------------